Exhibit 10.8

The undersigned hereby affirms that there is no Social Security number contained in this document

RECORDING REQUESTED BY: Star Gold Corporation Attn: Lindsay Gorrill, Chairman 1875 N Lakewood Drive, Ste. 200 Coeur d’Alene, ID 83814

AFTER RECORDATION RETURN TO: Parsons Behle & Latimer c/o Justina Caviglia 50 W. Liberty Street, Suite 750 Reno, NV 89501
SPACE ABOVE THIS LINE FOR RECORDER'S USE

OPTION AND LEASE OF WATER RIGHTS

By

High Test Hay Company, LLC
of Tonopah, NV

and

Star Gold Corporation
of Coeur d’Alene, ID

OPTION AND LEASE OF WATER RIGHTS

1.	Background		1
2.	STAR GOLD Obligations		1
3.	HIGHTEST HAY Obligations		2
4.	Lease Term		2
5.	Rental		3
6.	Beneficial Use		4
7.	Liability and Indemnity		4
8.	Default		5
9.	Miscellaneous Provisions		5
	8.1	Notices.	5
	8.2	Sharing of Documents.	6
	8.3	Inspection of Facilities.	6
	8.4	Applicable Law.	6
	8.5	Waiver.	6
	8.6	Taxes.	6
	8.7	Entire Agreement.	6
	8.8	Captions.	7
	8.9	Expenses of Enforcement.	7
	8.10	Pronouns.	7

i

OPTION AND LEASE OF WATER RIGHTS

For good and valuable consideration, High Hay, LLC (HIGH TEST HAY) of Tonopah, Nevada and Star Gold Corporation (STAR GOLD) of Coeur d’Alene, Idaho hereby make this Option and Lease of Water Rights (the “Agreement”) as of this 10th day of July, 2026 (“Effective Date”)

1.           Background

1.1    HIGH TEST HAY is the owner with regard to certain water rights (the “Water Rights”) listed on the annexed Exhibit A. STAR water GOLD desires to lease these Water Rights for purpose of mining and milling use. The amount of leased is 2,060.00 acre feet per annum (“AFA”). HIGH TEST HAY has appropriated the water which is the basis of the Water Rights by means of underground sources which are located at the Nevada State Engineer (State Engineer) approved points of diversion.

1.2    STAR GOLD desires to obtain approval of the State Engineer to apply the Water Rights to other places of use and points of diversion for mining and milling uses.

1.3    HIGH TEST HAY desires to assure itself that the Water Rights will be beneficially used for the life of this Agreement in accordance with the terms of this Agreement.

1.4    STAR GOLD desires to assure itself that the Water Rights can be beneficially used for its mining and milling purposes

1.5    STAR GOLD desire to lease the Water Rights from HIGH TEST HAY, and the parties are willing to lease the Water Rights under the terms of this Agreement.

2.           STAR GOLD Obligations

STAR GOLD agrees to the following:

2.1    STAR GOLD, or an agent of its choosing, will be fully responsible for filing applications for permits to change the point(s) of diversion, place of use, and manner of use of the Water Rights as necessary to allow STAR GOLD to fully utilize the Water Rights for any lawful purpose during the term of this Agreement, at no cost to HIGH TEST HAY. HIGH TEST HAY shall furnish STAR GOLD with information regarding the point(s) of diversion, place(s) of use of the Water Rights as necessary for the Water Rights to be used by STAR GOLD for its purposes.

2.2    STAR GOLD, or an agent of its choosing, will be fully responsible for all aspects of water rights management of the approved permits to change the point(s) of diversion, place of use, and manner of use of the Water Rights as necessary to allow STAR GOLD to fully utilize the Water Rights for any lawful purpose during the term of this Agreement, at no cost to HIGH TEST HAY. This includes all State Engineer requirements, but not limited to filing proof of completion, proof of beneficial use, extensions of time, pumping data submissions, and monitoring requirements. STAR GOLD agrees to use experienced Nevada water rights firms for the work who will charge customary rates.

3.           HIGH TEST HAY Obligations

HIGH TEST HAY agrees to the following:

3.1    HIGH TEST HAY will not be responsible for any costs associated with transferring water rights for use by STAR GOLD.

3.2    HIGH TEST HAY will be responsible for the costs associated with transferring the water rights back to use by HIGH TEST HAY after the termination of this lease.

3.3    HIGH TEST HAY will coordinate with STAR GOLD and allow it to fully review and approve, using reasonable judgement, any and all documentation required to be submitted to the State Engineer for all aspects of water rights management for permits to change the point(s) of diversion, place of use, and manner of use of the Water Rights.

3.4    HIGH TEST HAY shall use all commercially reasonable efforts to maintain its Water Resources Permits (the “Permits”) in good standing such that the Permits may be transferred to STAR GOLD in accordance with this lease. HIGH TEST HAY shall promptly notify STAR GOLD if HIGH TEST HAY receives any notification or other communication from the State of Nevada regarding the potential suspension, forfeiture or other impairment of HIGH TEST HAY’s Permits or the standing or duty of the Water Rights granted thereby.

4.           Lease Term

4.1    The initial term of this lease is for ten (10) years commencing on the date from which the first ore is placed on the leach pad.

4.2    STAR GOLD is hereby granted two (2) options, each for extending the lease for an additional ten-year (10) term (for the avoidance of doubt, this Agreement grants STAR GOLD the ability to lease the Water Rights for up to a total of thirty (30) consecutive years). Each option to extend the lease shall be exercised by written notice to HIGH TEST HAY given by STAR GOLD not more than twenty-four (24) months and not less than twelve (12) months prior to the end of the then current term.

4.3    Should STAR GOLD fail to notify HIGH TEST HAY of STAR GOLD’S intent to exercise an option of extending the lease for an additional ten (10) year term pursuant to the terms or conditions outlined in Section 3.2, this lease shall expire at the end of the then current term. All rights to the appropriation of the water which are the subject matter of this lease then will revert to HIGH TEST HAY.

4.4    STAR GOLD may cancel this lease if the State Engineer denies permits to change the point(s) of diversion, place of use, or manner of use of the Water Rights, or if mine operating permits are not obtained within three (3) years from the Effective Date of this lease agreement.

4.5    STAR GOLD shall pay costs incurred in applying for and obtaining approval of any permits it needs to utilize the water leased under this Agreement, including without loss of generality any permits from the State Engineer for transferring the Water Rights to STAR GOLD’S project location. These separate costs incurred are to be paid within thirty (30) days of receipt of invoices for such costs by STAR GOLD and are not included as part of the rents for lease of Water Rights.

4.6    It is expected that temporary applications are to be filed with the State Engineer’s Office, each year, to change the point(s) of diversion, place of use, and manner of use of Water Rights as necessary to allow STAR GOLD to fully utilize the Water Rights for any lawful purpose during the term of this Agreement. STAR GOLD can at its costs and discretion decide to have HIGH TEST HAY temporary change applications for Water Rights. Such a request must be submitted in writing.

4.7    If applications to change the point(s) of diversion, place of use, and manner of use of Water Rights are protested, STAR GOLD is solely responsible for addressing and/or litigating said protests. STAR GOLD may litigate the protests but is not obligated to do so.

4.8    Water Rights and any change applications of Water Rights will remain in HIGH TEST HAY’s name for the duration of this lease.

4.9    HIGH TEST HAY shall provide STAR GOLD no later than January 1 of each calendar year, which water rights (4.5 pivots) will be utilized for the lease for the applicable year. STAR GOLD and HIGH TEST HAY will work cooperatively to ensure any and all applicable notices, temporary change applications or other filing requirements are met to ensure 2,060 AFA will be available for STAR GOLD’s purposes each year.

4.10    A copy of this Agreement will be filed at the State Engineer’s Office for its records.

5.           Rental

5.1    STAR GOLD shall pay HIGH TEST HAY for Water Rights at the rate of [REDACTED].

5.2    STAR GOLD shall pay [REDACTED].

5.3    The lease periods for the water rights leased from High Test Hay are for ten (10) years with two (2) options to renew the lease for a total of 30 years. The lease costs will be reviewed every five (5) years of any lease period to adjust the water rights lease costs. The review will be based on an analysis the Consumer Price Index (CPI) for the previous five (5) years.

5.4    If the Water Rights are reduced due to any regulatory reason, the adjusted or unadjusted annual rent shall be reduced in proportion to the reduction of the Water Rights effective on the date of the reduction.

5.5    STAR GOLD shall have the right to terminate this Agreement by written notice to HIGH TEST HAY, if at any time during the term of this Agreement, STAR GOLD is prevented from using the Water Rights obtained hereunder because of judicial orders, court decrees or local, state or federal laws, rules or regulations now or hereinafter in effect.

6.           Beneficial Use

6.1    STAR GOLD shall make every effort to beneficially use all of the leased Water Rights to keep them in good standing. Until full beneficial use is made, STAR GOLD shall provide required information to HIGH TEST HAY which shall file necessary applications for extension of time.

6.2    STAR GOLD must provide monthly pumping volume data and well level data of all leased Water Rights (or change applications of leased Water Rights) to HIGH TEST HAY on a regular basis, or as requested by HIGH TEST HAY. HIGH TEST HAY, or an agent of its choosing, will then analyze this data prior to any submission of data to the State Engineer’s Office.

6.3    If STAR GOLD fails to place all 2,060.00 acre-feet annum of Water Rights to full beneficial use, and it has determined that it will never place all 2,060.00 acre-feet annum of Water Rights to beneficial use, and are ready to file a Proof of Beneficial Use form with the State Engineer, then HIGH TEST HAY has the right to file change applications for the unused portions of the said 2,060.00 acre-feet per annum of Water Rights and use said unused portions as it desires. Additionally, proof of beneficial use will not be filed until said change applications of unused portions are approved by the State Engineer. If STAR GOLD fails to place all 2,060.00 acre-feet annum of Water Rights to beneficial use, this failure does not change the rental charges listed in Section 4.1 of this Agreement for the Water Rights which are put to beneficial use.

7.           Liability and Indemnity

7.1    STAR GOLD agrees to indemnify, defend, and hold HIGH TEST HAY harmless from any and all liability, claims, demands, judgments, actions, and proceedings arising out of STAR GOLD’s taking and subsequent use of water pursuant to this Agreement. HIGH TEST HAY agrees to indemnify, defend, and hold STAR GOLD harmless from any and all liability, claims, demands, judgments, actions, and proceedings arising out of any third party claims against STAR GOLD arising out of HIGH TEST HAY’s gross negligence or breach of this Agreement.

7.2    STAR GOLD shall comply with all laws and regulations, whether of federal, state or local jurisdictions, applicable to the subject matter of this Agreement. STAR GOLD shall have sole responsibility to dispose of water it produces hereunder. STAR GOLD is solely responsible for all environmental and any other regulatory requirements regarding the use of Water Rights under this lease.

8.           Default

In the event STAR GOLD defaults in the payment of money required hereunder and does not cure said default within 20 days after written notice, in addition to any other remedies provided by law, HIGH TEST HAY may retake possession of the water, and apply the water to other uses at its discretion. Such retaking possession of the water and application of the water to other uses shall not terminate this lease, and the rental reserved hereunder shall continue to fall due from month to month until the end of the lease, and the rental hereunder shall only be reduced by the amount that remains after cash revenues obtained by HIGH TEST HAY from the use or leasing of the Water Rights have been applied to attorney fees, costs of repossession, costs of proceeding before the State Engineer to reestablish beneficial uses of the water, costs incurred under this Agreement, and costs of equipment, labor and engineering needed to apply the water to beneficial use.

9.           Miscellaneous Provisions

9.1    Notices.

Notices under this Agreement must be in writing and may be (i) delivered in person; (ii) deposited in the United States mail, registered, or certified, return receipt requested; (iii) delivered by electronic mail; or (iv) deposited with a nationally recognized overnight courier, to the addresses below. All notices will be deemed to have been given upon receipt provided that that receipt occurs on or before 5:00 p.m. local time on a business day, otherwise, any notice will be deemed to have been given on the next succeeding business day. Any address or name specified below may be changed by notice given to the addressee by the other party in accordance with this Section. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or refusal to accept any notice, will be deemed to be the receipt of the notice as of the date of inability to deliver or rejection or refusal to accept. Any notice to be given by any party may be given by the counsel for such party:

If to HIGH TEST HAY:
High Test Hay Company, LLC

Attn: Mark and Michell Dowers
HC 76 Box 36006 #8

Tonopah, NV 89049

Phone: (702) 462-4111

Email:  m.dowers@outlook.com

If to STAR GOLD:
Star Gold Corporation
Attn: Lindsay Gorrill, Chairman

1875 N Lakewood Drive, Ste. 200
Coeur d’Alene, ID 83814

Phone: (208) 664-5066

Email: lgorrill@stargoldcorp.com

9.2    Sharing of Documents.

HIGH TEST HAY shall furnish STAR GOLD, and STAR GOLD shall furnish HIGH TEST HAY with copies of all papers it submits to the State Engineer or any other tribunal with respect to the Water Rights at the same time it serves the papers upon parties to a proceeding or files them, whichever is earlier.

9.3    Inspection of Facilities.

HIGH TEST HAY or an agent of its choosing may upon reasonable notice inspect the facilities of STAR GOLD for use in management of Water Rights.

9.4    Applicable Law.

This Agreement shall be construed under the laws of the state of Nevada. Except as otherwise provided herein, all remedies at law, in equity, by statute, or otherwise shall be cumulative and may be enforced concurrently therewith or from time to time and the election of anyone or more shall not constitute a waiver of the right to pursue other available remedies.

9.5    Mediation.

HIGH TEST HAY and STAR GOLD acknowledge and agree that all disputes arising out of or under this Lease must be resolved by binding mediation. If HIGH TEST HAY and STAR GOLD cannot agree on a single mediator, each party will select one mediator and both mediators will select a third who will serve as the sole mediator. The mediation will be governed by the Uniform Mediation Act then in force and effect. Notwithstanding the foregoing, either party has the right to bring an action for an injunction to the extent necessary to prevent immediate and irreparable harm arising from the actions of the other party.

9.6    Expenses of Enforcement.

If any party starts an action to enforce any provision of this Agreement or for damages by reason of an alleged breach hereof, the court shall award the prevailing party judgment for all costs and expenses, including reasonable attorney’s fees and costs, incurred in connection with such action, to be paid by the other party hereto.

9.7    Waiver.

Forbearance in enforcing any remedy granted by this Agreement shall not be deemed a waiver thereof nor shall it be the basis of an inference that a party hereto has waived any provision hereof or that a party has waived a remedy available at law or in equity. No consent by any party to any departure from here shall be effective unless in writing, and then only to the extent stated in such writing. No notice in any particular circumstance shall entitle a party to notice in the same or similar circumstance unless notice is required hereunder.

9.8    Taxes.

STAR GOLD shall pay all taxes imposed upon the Water Rights during the term hereof.

9.9    Entire Agreement.

This Agreement merges all previous negotiations between the parties hereto, supersedes all prior discussions and correspondence between the parties, and constitutes the entire Agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification, or change of this Agreement shall be valid except by a written instrument executed by the parties.

9.10    Assignment.

This Agreement may not be assigned by STAR GOLD without prior written consent by HIGH TEST HAY.

9.11    Captions.

The captions of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

9.12    Pronouns.

In this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

9.13    Miscellaneous.

HIGH TEST HAY and STAR GOLD acknowledge that time is of the essence with respect to the performance of each and every one of the terms, conditions, covenants, and provisions of this Agreement. This Agreement and all of the other documents to be executed in connection herewith will be governed by and interpreted in accordance with the laws of the State of Nevada. This Agreement will be binding upon and will inure to the benefit of the parties and their heirs, personal representatives, and permitted successors and assigns. This Agreement may be executed in counterparts and delivered by electronic transmission. This Agreement sets forth the entire understanding of HI and STAR GOLD as to the matters set forth herein and cannot be altered or otherwise amended, except pursuant to an instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective once both parties have signed and delivered signed copies to one another.

Star Gold Corporation of Coeur d'Alene, ID

By ______________________
Name Lindsay Gorrill
Title CEO
Date August 12, 2026

HIGH TEST HAY Company, LLC of Tonopah, NV

By ______________________
Name Mark A. Dowers
Title Owner
Date 8-5-2026

STATE OF IDAHO)
: ss.
COUNTY OF KOOTENAI)

On this 12th day of August, 2026, personally appeared before me Lindsay Gorrill, personally known to me to be the authorized representative of Gold Star Corporation of Coeur d'Alene, ID, who acknowledged to me that she signed the foregoing instrument as Authorized Agent for said Corporation, that the seal impressed on the within instrument is the seal of said corporation, and the said Lindsay Gorrill acknowledged to me that said Corporation executed the same.

C O'BLENESS NOTARY PUBLIC STATE OF IDAHO My Commission Expires 02/07/31 Comm. No. 20190239

____
NOTARY PUBLIC
Residing at: Post Falls

My Commission Expires:
2/7/31

8

Error! Unknown document property name.

STATE OF NEVADA )
: ss.
COUNTY OF NYE )

On this 5th day of August, 2026, personally appeared before me Pamela Dunn, personally known to me to be the authorized representative of HIGH Test Hay Company, LLC of Tonopah, NV, who acknowledged to me that he signed the foregoing instrument as Authorized Agent for said LLC, that the seal impressed on the within instrument is the seal of said LLC, and the said Mark A Dowers acknowledged to me that said LLC executed the same.

PAMELA DUNN
NOTARY PUBLIC
STATE OF NEVADA
My Appt. Expires: 07-18-28
Appt. No: 12-8709-14

Pamela Dunn
NOTARY PUBLIC
Residing at: Tonopah, NV.

My Commission Expires:
July 18th 2028

9

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EXHIBIT A

Water Rights of HIGH TEST HAY to be leased by STAR GOLD

Hay Company, LLC is the current owner of the following Underground water rights located in the State of Nevada in Nevada Hydrographic Area No. 149 – Stone Cabin Valley, and plans on leasing them to Star Gold Corporation per the terms of this Agreement:

Nevada Water Right Permits:

Permit 77989, Certificate 22438, 260 AFA

Permit 77994, Certificate 22439, 240 AFA

Permit 77997, Certificate 22440, 1024 AFA

Permit 77998, Certificate 22441, 99.6 AFA

Permit 78001, Certificate 22442, 256 AFA

Permit 81634, Certificate 22443, 768 AFA

Permit 82515,                               256 AFA

Permit 82516,                               92.4 AFA

Permit 84400,                              14.1 AFA

Permit 84427, Certificate 22444, 1000 AFA

Permit 84428, Certificate 22445, 438.2 AFA

Permit 89116,                               768 AFA

TOTAL COMBINED DUTY = 3,264 AFA

TOTAL COMMITTED FOR LEASE = 2,060.00 AFA

A-1